UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 24, 2012

SHORE BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Maryland	0-22345	52-1974638
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation or organization)		Identification No.)

18 East Dover Street, Easton, Maryland 21601

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (410) 763-7800

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operation and Financial Condition.

On April 24, 2012, Shore Bancshares, Inc. (the “Company”) issued a press release describing its financial results for the quarter ended March 31, 2012. A copy of the press release is furnished herewith as Exhibit 99.1.

The information contained in this Item 2.02 and in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders of the Company held on April 25, 2012, the stockholders voted on: (i) the election of five director nominees (Proposal 1), (ii) the ratification of the appointment of the Company’s independent registered public accounting firm for fiscal year 2012 (Proposal 2); and (iii) the adoption of non-binding advisory resolution approving the compensation of the Company’s named executive officers (Proposal 3). These matters were submitted to a vote through the solicitation of proxies. The results of the votes are set forth below:

Proposal 1 - To elect five individuals to serve as Class III Directors until the 2015 Annual Meeting of Stockholders.

	For	Withheld	Abstain	Broker Non-Votes
David J. Bates	4,219,214	97,496	-	1,966,834
Lloyd L. Beatty, Jr.	4,142,868	173,842	-	1,966,834
James A. Judge	4,167,538	149,172	-	1,966,834
William E. Sylvester, Jr.	4,204,363	112,347	-	1,966,834
W. Moorhead Vermilye	4,111,367	205,343	-	1,966,834

Proposal 2 - To ratify the appointment of Stegman & Company as the Company’s independent registered public accounting firm for fiscal year 2012.

For	Against	Abstain	Broker Non-Votes
6,235,302	33,700	14,542	-

Proposal 3 - To adopt a non-binding advisory resolution approving the compensation of the Company’s named executive officers.

For	Against	Abstain	Broker Non-Votes
3,919,530	296,036	101,144	1,966,834

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 99.1 Press release dated April 24, 2012 (furnished herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHORE BANCSHARES, INC.

Dated: April 26, 2012	By:	/s/ W. Moorhead Vermilye
W. Moorhead Vermilye
Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press release dated April 24, 2012 (furnished herewith).